UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 16, 2009

______________________

STEELCASE INC.
(Exact name of registrant as specified in its charter)

Michigan	1-13873	38-0819050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer identification number)

901 44th Street SE Grand Rapids, Michigan	49508
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code: (616) 247-2710

None
(Former name or former address, if changed since last report)
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Steelcase Inc (“Steelcase” or “the Company”) entered into a $125 million committed 3-year unsecured revolving syndicated credit facility (“New Facility”) on December 16, 2009.  The New Facility replaces Steelcase’s previous unsecured syndicated credit facility that was scheduled to expire in July 2011.  At the option of Steelcase, and subject to certain conditions, Steelcase may increase the aggregate commitment under the New Facility by up to $75 million by obtaining at least one commitment from one of more lenders.  There are no borrowings outstanding under the New Facility, although $15 million of capacity is currently utilized through issued letters of credit.

The New Facility is provided by JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; Fifth Third Bank, as Documentation Agent; and certain other lenders.  Fifth Third Bancorp or its subsidiaries hold more than 5% of the Company’s Class A and Class B common stock as fiduciary, agent or custodian for individual or institutional customers.  Fifth Third Bank, a wholly owned subsidiary of Fifth Third Bancorp, is serving as the Documentation Agent and has committed $17.25 million to the New Facility.

Steelcase can use borrowings under the New Facility for general corporate purposes, including friendly acquisitions.  Interest on borrowings is based on the rate, as selected by the Company, between the following two options:

•	The Eurocurrency rate plus the applicable margin as set forth in the credit agreement, for Interest Periods of one, two, three or six months, or
•
For Floating Rate Loans (as defined in the credit agreement), the highest of the prime rate, the Federal funds effective rate plus 0.5%, and the Eurocurrency rate for a one month interest period plus 1%, plus the applicable margin as set forth in the credit agreement.

The New Facility requires the Company to satisfy two financial covenants:

•
A maximum leverage ratio covenant, which is measured by the ratio of Indebtedness (as defined in the credit agreement), minus the amount, if any, of Liquidity (as defined in the credit agreement) in excess of $25 million, to trailing four quarter Adjusted EBITDA (as defined in the credit agreement) and is required to be less than 3:1.

•
A minimum interest coverage ratio covenant, which is measured by the ratio of trailing four quarter Adjusted EBITDA (as defined in the credit agreement) to trailing four quarter interest expense and is required to be no less than 3.5:1.

The New Facility requires the Company to comply with certain other covenants including a restricted payment covenant which establishes a maximum level of dividends and/or other equity-related distributions or payments (such as share repurchases) the Company may make in a fiscal year. The Company is permitted to make dividends and/or other equity-related distributions or payments of up to $25 million per year provided the Company remains compliant with the financial covenants and other conditions set forth in the credit agreement.  The Company is permitted to make dividends and/or other equity-related distributions or payments in excess of $25 million in a fiscal year  to the extent that the Company’s Liquidity (as defined in the credit agreement) and Leverage Ratio (as defined in the credit agreement) meet certain thresholds set forth in the credit agreement.

The New Facility provides for customary events of default with corresponding grace periods, including, among other things, failure to pay any principal or interest when due, failure to pay material indebtedness or another default thereunder, failure to comply with covenants, certain insolvency or receivership events affecting the Company or its subsidiaries, failure of representation or warranty to be true when made or deemed made and a Change in Control (as defined in the New Facility).  In the event of a default by the Company, the requisite number of Lenders (or the Administrative Agent at their request) may declare all amounts owing under the New Facility immediately due and payable, terminate the Lenders commitments to make loans under the New Facility and/or exercise any and all remedies and other rights under the New Facility.  For certain defaults related to insolvency and receivership, the commitments of the Lenders will be automatically terminated and all outstanding loans and other amounts will become immediately due and payable.

The foregoing description is qualified in its entirety by reference to the New Facility, a copy of which is filed with this Current Report as Exhibit 10.01 and is incorporated by reference herein.

ITEM 1.02 Termination of a Material Definitive Agreement

Effective December 16, 2009, Steelcase terminated its syndicated credit facility dated July 26, 2005 (the “Prior Facility”).  The Prior Facility was provided by JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., and BNP Paribas, as Co-Syndication Agents; Fifth Third Bank and Société Générale, as Co-Documentation Agents; and certain other lenders.  The Prior Facility was replaced by the New Facility described in Item 1.01 above.  A copy of the Prior Facility was filed as an exhibit to the Company’s  Form 8-K filed on August 1, 2005 and was referenced as Exhibit 4.1 in the Company’s Form 10-K for the year ended February 27, 2009.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

ITEM 2.02 Results of Operations and Financial Condition

The Company reported its third quarter fiscal year 2010 results today and is furnishing the earnings release as Exhibit 99.1 attached hereto.  Members of the public are invited to listen to the Company’s webcast conference call December 18, 2009, at 11:00 a.m. EST through the link at ir.steelcase.com.  Presentation slides are to be available concurrent to the issuance of the press release at ir.steelcase.com.  A replay of the webcast, including presentation slides, can also be accessed through the Company’s website through January 18, 2010.

The earnings release contains certain non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows of the Company.  Pursuant to the requirements of Regulation G, the Company has provided a reconciliation within the earnings release of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the Company’s earnings release are:

▪	Third quarter and year-to-date consolidated gross profit, excluding restructuring costs, for the current and prior year in dollars and as a percent of revenue,
▪	Third quarter and year-to-date gross profit by business segment, excluding restructuring costs, for the current and prior year in dollars and as a percent of revenue,
▪	Third quarter and year-to-date consolidated operating income (loss), excluding restructuring costs, for the current and prior year in dollars and as a percent of revenue and
▪	Third quarter operating income (loss) by business segment, excluding restructuring costs, for the current and prior year in dollars and as a percent of revenue.

These measures are presented because management uses this information to monitor and evaluate financial results and trends.  Therefore, management believes this information is also useful for investors.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

ITEM 9.01 Financial Statements and Exhibits

d)           EXHIBITS.

Exhibit Number	Description

10.01
Credit Agreement, dated as of December 16, 2009 among Steelcase Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; Fifth Third Bank, as Documentation Agent; and certain other lenders.

99.1	Earnings Release – Third Quarter Ended November 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2009	Steelcase Inc. /S/ MARK T. MOSSING Mark T. Mossing Corporate Controller and Chief Accounting Officer (Duly Authorized Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

10.01
Credit Agreement, dated as of December 16, 2009 among Steelcase Inc. and JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; Fifth Third Bank, as Documentation Agent; and certain other lenders.

99.1	Earnings Release – Third Quarter Ended November 27, 2009